UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006
HERBALIFE LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	1-32381 (Commission File Number)	98-0377871 (I.R.S. Employer Identification Number)
PO Box 309 GT, Ugland House
South Church Street, Grand Cayman
Cayman Islands
(Address of principal executive offices)
Registrant’s telephone number, including area code: c/o (310) 410-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8
EXHIBIT 10.9
EXHIBIT 10.10
EXHIBIT 10.11
EXHIBIT 10.12

Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreements
          On October 10, 2006, Herbalife Ltd. (the “Company”), announced that it entered into employment agreements (the “Agreements”), dated October 10, 2006, with Gregory L. Probert and Brett R. Chapman (collectively, the “Executives” and each individually, an “Executive”). Pursuant to their respective Agreements, Mr. Probert will continue serving as the Company’s President and Chief Operating Officer and Mr. Chapman will continue serving as the Company’s General Counsel.
          Pursuant to the Agreements and subject to the adjustments set forth below, each Executive will receive the annual salary set forth below:

Executive	Annual Salary

Gregory L. Probert	$750,000

Brett R. Chapman	$500,000
If the Company’s Chief Executive Officer’s salary is increased, then each Executive’s salary set forth above shall be increased by the same percentage. However, if in any given year an Executive accepts an increase in base salary of a greater percentage than that received by the Chief Executive Officer, then such Executive’s salary shall no longer be tied to any increases in the Chief Executive Officer’s salary. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief Executive Officer, then each Executive’s salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.
          The Executives will also continue to be entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, as well as the Company’s long-term incentive plan for senior executives. Pursuant to his Agreement, should the Company achieve certain targets established by the Compensation Committee of the Board of Directors, Mr. Probert shall be entitled to a target bonus of up to 100% of his annual salary for the year in question. Pursuant to his Agreement, Mr. Chapman shall be entitled to a target bonus of 50% of his annual salary for the year in question under the same circumstances.
          If an Executive is terminated by the Company without “Cause” or resigns for “Good Reason,” each as defined in the Agreements, such Executive will be paid a lump sum amount equal to two times such Executive’s then-current annual salary, in addition to all other accrued but unpaid entitlements. However, Mr. Probert shall not be entitled to such lump some payment of salary should his employment terminate subsequent to his 65th birthday. The Company will also provide such terminated Executive with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. If an Executive is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, such Executive will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the

Company’s obligation to pay the amounts described above, the Executive in question must execute a general release of claims.
          If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to the Company’s common shares or if the Company determines, upon the advice of legal counsel, that such Executive may not to trade in the Company’s common shares on the effective date of such termination due to Executive’s possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Messrs. Probert or Chapman, as applicable, will be paid an additional lump sum amount equal to $250,000 or $100,000, respectively.
          The Agreements also provide for non-solicitation covenants applicable following the termination of each Executive’s employment for a period of two years, as well as standard confidentiality and non-disparagement covenants, subject to certain limitations.
          The foregoing summaries are qualified in their entirety by reference to the complete text of the Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Stock Unit Grants
          Also on October 10, 2006, the Company granted the Executives the following number of Stock Units pursuant to the terms of the Company’s 2005 Stock Incentive Plan (the “Plan”), with each Stock Unit representing the right to receive one common share of the Company, as described below:

Executive	Stock Units

Gregory L. Probert	21,000

Brett R. Chapman	3,000
          One-third of each Executive’s Stock Units vested as of the date of grant. Subject to the exceptions set forth below, the remaining two-thirds of each Executive’s Stock Units shall vest in two equal installments on June 30, 2007 and June 30, 2008, in each case subject to such Executive’s continued employment with the Company. Upon the occurrence of a Change of Control, as defined in the Plan, 50% of all unvested Stock Units shall immediately vest; however, the Compensation Committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional Stock Units upon the occurrence of a Change of Control. Should an Executive’s employment be terminated for any reason other than for Cause or resignation for Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of such Executive’s unvested Stock Units shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should an Executive’s employment be terminated for any reason other than for Cause or resignation for Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of such Executive’s unvested Stock Units shall vest immediately prior to such termination. If an Executive’s employment is terminated as a result of an Executive’s death or disability, all unvested Stock Units will vest as of the date of such termination. Except as set forth above, all unvested Stock Units shall be forfeited upon the termination of an Executive’s employment with the Company.

          From and after the date of grant and unless and until the Stock Units are forfeited or otherwise transferred back to the Company, each Executive will be credited with additional Stock Units having a value equal to dividends declared by the Company, if any, with record dates that occur prior to the vesting and settlement of any of such Executive’s Stock Units as if the common shares underlying such Stock Units had been issued and outstanding, based on the fair market value of a common share on the applicable dividend payment date. Any such additional Stock Units shall be considered part of the initial award and shall also be credited with additional Stock Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions as the Stock Units subject to the award with respect to which they were credited. Except as set forth above, Executives shall not be entitled to any privileges of ownership of the common shares underlying Stock Units, including voting, until such common shares are actually delivered.
          The foregoing summaries are qualified in their entirety by reference to the complete text of the Stock Unit Agreements, copies of which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.
Amendments to Prior Grants of Stock Options to Executives
          Also on October 10, 2006, the Company entered into amended stock option agreements with the Executives (collectively, the “Amendments”). Specifically, the Stock Option Agreements between the Company and Mr. Probert dated as of July 31, 2003, September 1, 2004, December 1, 2004 and April 27, 2005 were amended to provide that 50% of the unvested portion of the awards granted pursuant to such agreements would vest (a) simultaneously with the consummation of a Change of Control, or (b) immediately prior to the termination of Mr. Probert’s employment should his employment be terminated for any reason other than for Cause or resignation for Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer. Similar amendments were made to the Stock Option Agreements between the Company and Mr. Chapman dated as of October 6, 2003, September 1, 2004, December 1, 2004 and April 27, 2005.
          The foregoing summaries are qualified in their entirety by reference to the complete text of the Amendments, copies of which are attached hereto as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description of Exhibit
10.1	Employment Agreement by and between Herbalife Ltd. and Gregory L. Probert dated October 10, 2006

10.2	Employment Agreement by and between Herbalife Ltd. and Brett R. Chapman dated October 10, 2006

10.3	Stock Unit Agreement by and between Herbalife Ltd. and Gregory L. Probert dated October 10, 2006

Exhibit	Description of Exhibit
10.4	Stock Unit Agreement by and between Herbalife Ltd. and Brett R. Chapman dated October 10, 2006

10.5	Second Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Gregory L. Probert dated July 31, 2003

10.6	Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Gregory L. Probert dated September 1, 2004

10.7	Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Gregory L. Probert dated December 1, 2004

10.8	Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Gregory L. Probert dated April 27, 2005

10.9	Second Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Brett R. Chapman dated October 6, 2003

10.10	Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Brett R. Chapman dated September 1, 2004

10.11	Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Brett R. Chapman dated December 1, 2004

10.12	Amendment dated October 10, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Brett R. Chapman dated April 27, 2005

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 10, 2006

HERBALIFE LTD.
By:	/s/ Brett R. Chapman
Brett R. Chapman
General Counsel